SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)         May 21, 2003
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                             SOUTHERN POWER COMPANY
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             (Exact name of registrant as specified in its charter)


  Delaware                       333-98553                  58-2598670
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(State or other jurisdiction    (Commission                 (IRS Employer
  of incorporation)             File Number)              Identification No.)


270 Peachtree Street, N.W., Atlanta, Georgia                     30303
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     (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code       (404)   506-5000
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                                      N/A
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         (Former name or former address, if changed since last report.)

Item 5.  Other Events and Regulation FD Disclosure.

         Reference is made to "Management's Discussion and Analysis of Results of Operations and Financial Conditions - Future Earnings Potential" and to Note J to the "Notes to Financial Statements" in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 for Southern Power Company ("Southern Power") for information regarding power purchase agreements ("PPAs") between subsidiaries of Dynegy, Inc. ("Dynegy") and Southern Power and related letters of credit.

         On May 21, 2003, Southern Power entered into an agreement with Dynegy (the "Agreement") to resolve all outstanding matters related to Dynegy, the PPAs, and the related letters of credit. Under the terms of the Agreement, (1) Dynegy made a cash payment of $80 million to Southern Power; (2) the PPAs between Southern Power and Dynegy were terminated effective as of 12:01 A.M., May 21, 2003, with no party having any remaining obligations under such PPAs thereafter; (3) Dynegy paid all amounts for which it was obligated under the PPA related to Plant Dahlberg up to the time of its termination; and (4) Southern Power returned the existing letters of credit in support of Dynegy's obligations under the PPAs.

         The termination payment from Dynegy will result in a one-time gain to Southern Power of $50 million after tax.

         Because of the termination of these PPAs, Southern Power is exploring several options for its existing capacity and evaluating its construction schedule for Plant Franklin Unit 3 and may determine to defer or cancel further construction based on forecasted capacity needs or the absence of other wholesale opportunities. The ultimate outcome of these matters cannot now be determined.

Cautionary Statement Regarding Forward-Looking Information:

         Some of the information in this Current Report on Form 8-K is forward-looking information based on current expectations and plans that involve risks and uncertainties. Southern Power cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many if which are outside the control of Southern Power; accordingly, there can be no assurance that such indicated results will be realized.

         The following factors, in addition to those discussed in the Annual Report on Form 10-K for the year ended December 31, 2002 and the quarterly report on Form 10-Q for the quarter ended March 31, 2003 of Southern Power, and subsequent securities filings, could cause results to differ materially from management expectations as suggested by such forward-looking information: the effects, extent and timing of the entry of additional competition in the markets in which Southern Power operates; the impact of fluctuations in commodity prices, interest rates and customer demand; political, legal and economic conditions and developments in the United States; the ability of counterparties of Southern Power to make payments as and when due; the effects of, and changes in, economic conditions in the areas in which Southern Power operates, including the current soft economy; the direct or indirect effects on Southern Power's business resulting from the terrorist incidents on September 11, 2001, or any similar such incidents or responses to such incidents; financial market conditions and the results of financing efforts; the ability of Southern Power to obtain additional generating capacity at competitive prices; and weather and other natural phenomena.




                                    SIGNATURE


    Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:    May 22, 2003                 SOUTHERN POWER COMPANY



                                      By /s/Wayne Boston
                                         Wayne Boston
                                         Assistant Secretary